Exhibit 32


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



 In connection with the Annual Report on Form 10-K of Public Storage Properties, Ltd. (the "Partnership") for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald L. Havner, Jr., as Chief Executive Officer of Public Storage, Inc., and John Reyes, as Chief Financial Officer of Public Storage, Inc., each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Ronald L. Havner, Jr.
------------------------------------
Name:    Ronald L. Havner, Jr.
Title: Chief Executive Officer and President of Public Storage, Inc., Corporate General Partner
Date:    March 31, 2006

/s/  John Reyes
------------------------------------
Name:    John Reyes
Title:   Chief Financial Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    March 31, 2006



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.